AMENDMENT NO. 1 TO
               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this "Amendment") is made as of August , 2000, between World Omni Financial Corp., a Florida corporation ("World Omni"), and WODFI LLC, a Delaware limited liability company ("WODFI").

                  World Omni, as seller, and WODFI, as buyer, are parties to the Amended and Restated Receivables Purchase Agreement, dated as of April 6, 2000 (the "Receivables Purchase Agreement"). In order to make certain revisions to the procedure for designating Additional Accounts under the Receivables Purchase Agreement, World Omni and WODFI have agreed to amend the Receivables Purchase Agreement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in Appendix A to the Amended and Restated Trust Sale and Servicing Agreement, dated as of April 6, 2000, among World Omni, WODFI and the World Omni Master Owner Trust, a Delaware business trust.

                  1. Amendment to Section 2.4(a). Section 2.4(a) of the Receivables Purchase Agreement is hereby amended by deleting the word "fifth" in the second sentence thereof and replacing it with the word "second."

                  2. Amendment to Section 2.4(b). Section 2.4 (b) of the Receivables Purchase Agreement is hereby amended by (a) deleting the phrase "and
(viii)" in the first sentence thereof and replacing it with the phrase ", (viii) and (ix)" and (b) inserting the phrase "substantially in the form of Exhibit C at the same time and" immediately following the phrase "Opinion of Counsel" in the last sentence thereof.

                  3. Amendment to Exhibit C. Exhibit C of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit C attached to this Amendment.

                  4. Miscellaneous. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to the principles of conflict of law thereof or of any other jurisdiction, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Receivables Purchase Agreement; and the Receivables Purchase Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Receivables Purchase Agreement to be duly executed by their respective officers as of the date first written above.

                                    WORLD OMNI FINANCIAL CORP.
                                    Seller

                                    By:
                                         --------------------------------------
                                    Name:
                                    Title:


                                    WODFI LLC
                                    Buyer

                                    By:
                                         --------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT C
                                                                          TO RPA


                           FORM OF OPINION OF COUNSEL

                  Provisions to be included in Opinion of Counsel to be delivered pursuant to Section 2.4 of the Receivables Purchase Agreement.

                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to World Omni Financial Corp. ("World Omni"), delivered on any Closing Date. Capitalized terms used but not defined herein are used as defined in Part I of Appendix A to the Amended and Restated Trust Sale and Servicing Agreement, dated as of April 6, 2000 (the "Trust Sale and Servicing Agreement"), among WODFI LLC ("WODFI"), as Transferor, World Omni, as Servicer, and World Omni Master Owner Trust.

                  1. The Assignment has been duly authorized, executed and delivered by WODFI, and constitutes the valid and legally binding obligation of WODFI, enforceable against WODFI in accordance with its terms.

                  2. Assuming the Receivables in the Additional Accounts are created under, and are evidenced solely by, Floorplan Financing Agreements, [Asset Based Lending Financing Agreements, and Purchased Participation Receivable Financing Agreement, in each case] in the form reviewed by such counsel, such Receivables will constitute either "accounts,""instruments,""general intangibles" or "chattel paper" as defined under Sections 9-105 and 9-106 of the UCC.

                  3. With respect to Receivables in the Additional Accounts in existence on the date hereof and with respect to Receivables in the Additional Accounts that come into existence after the date hereof, upon the creation of such Receivables and the subsequent transfer of such Receivables to WODFI free and clear of any Liens in accordance with the Receivables Purchase Agreement and receipt by World Omni of the consideration therefor required pursuant to the Receivables Purchase Agreement, a bankruptcy court having jurisdiction over World Omni (i) would not be entitled to compel the turnover of such Receivables or the proceeds thereof to World Omni under Section 542 of the Bankruptcy Code and (ii) would not be entitled to treat such Receivables or the proceeds thereof as assets included in the estate of World Omni pursuant to Section 541 of the Bankruptcy Code or subject to the automatic stay provision of Section 362(a) of the Bankruptcy Code.

                  4. WODFI has a perfected security interest in the Receivables in the Additional Accounts.



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